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                                                                EXHIBIT 10.1

                              AMENDMENT NUMBER ONE
                                       TO
                              EMPLOYMENT AGREEMENT


        The Employment Agreement entered into on August 25, 1994, by and between Alan Grossberg, (hereinafter the "Employee") and Nickelodeon Theater Co., Inc., is hereby amended as follows:

        WHEREAS, the name of Nickelodeon Theater Co., Inc. was changed by amendment to the Company's Article of Incorporation on August 25, 1995, to CinemaStar Luxury Theaters, Inc., (hereinafter the "Company"); and

        WHEREAS, the Company by and through its Board of Directors believes it to be in the best interests of the Company to extend the Employment Agreement of Employee; and

        WHEREAS, the Company is desirous of having Employee rescind his Film Booking Agreement with Company, also entered into on August 25, 1994, so that he can spend full time at his duties as the Company's Senior Vice President and Chief Operating Officer;

        NOW THEREFORE, in consideration of these premises and the promises herein made, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. As an inducement for Employee to remain in the employ of Company as its Senior Vice President and Chief Operating Officer, and for a period of time beyond the term specified in the Employment Agreement of August 25, 1994, Company hereby agrees to extend the term of that Agreement for a period of five
(5) years commencing upon the execution hereof by the parties, unless sooner terminated in accordance with other provisions of the Employment Agreement that is amended hereby.

2. Paragraph 2. of the Employment Agreement of August 25, 1994 is therefore deleted in its entirety.

3. The first sentence of Paragraph 4. (a) entitled, "Base Salary" is deleted in its entirety and the following is substituted in lieu thereof:
"Company shall pay Employee a base salary in the amount of $52,000 more per year than Employee's present base salary, the sum of which amounts shall be payable in periodic installments in accordance with Company's prevailing policy for compensating personnel, but not less often than semi-monthly."

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4.      Except for the modifications specified in this Amendment Number One, all of the remaining terms and conditions of the Employment Agreement shall remain in full force and effect for the newly stated term of this Amendment Number One.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment Number One on this fifth day of December, 1996.

"Company"                                       "Employee"

CinemaStar Luxury Theaters, Inc.
a California corporation

By: /s/ John Ellison, Jr.                        /s/ Alan Grossberg
   -----------------------------                 -----------------------------
   John Ellison, Jr.                             Alan Grossberg
   President &
   Chief Executive Officer


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